Exhibit 10.4

Lease Contract

Lessor (“Party A”):               Lessee (“Party B”):

In accordance with the provisions of the Civil Code of the People’s Republic of China, the Regulations of Shanghai Municipality on the Lease of Houses, applicable laws and regulations, this Lease Contract (“this Contract”) is made and entered into on an equal and voluntary basis by and between Party A and Party B through consensus regarding Party B’s lease of Party A’s Premises, in order to clarify the rights and obligations of both parties.

Chapter I Premises and Purpose

Article I Basic information about the leased premises (“the Premises”):

1.1 The Premises are properties for which Party A has use and management rights (property rights or sublease rights).

1.2 The Premises are located at 200 Nanting Road, Baoshan District.

1.3 The land at 200 Nanting Road has an approximate area of 15 mu.

1.4 Details of the current decoration, facilities and equipment of the Premises are provided in the Annex attached hereto. This Annex shall serve as the basis for Party A to deliver the Premises to Party B in accordance with the provisions of this Contract and for the inspection when Party B returns the Premises upon the expiry of this Contract.

1.5 Party B is permitted (permitted/not permitted) to install a signage for its business at the Premises. The location is as follows: Location:              /           . The signage is approximately              /             meters long and             /           meters wide.

Party B must submit the design and plans for the signage to Party A for approval in writing, and it can only be installed with Party A’s written consent. If Party B installs the sign without Party A’s written consent, Party A shall be entitled to request its removal and require Party B to bear corresponding liability for breach.

1.6 Handover procedures for the Premises and appurtenances: At the time of handover and surrender of the Premises, Party A and Party B shall conduct an on-site inspection, complete written handover procedures, and affix their signatures or seals for confirmation.

Article II Party B’s purpose for leasing Party A’s Premises: Party B shall use the Premises for business activities that comply with the nature of the Premises and applicable laws and regulations (no storage of scrapped vehicles or containers is allowed). No residential occupancy is permitted on the Premises. Party B may establish offices as needed. Without Party A’s consent, Party B shall not change the lease purpose during the contract period. If Party B unilaterally changes the lease purpose or subleases the Premises, Party A shall be entitled to rescind this Contract at any time, reclaim the Premises, and require Party B to bear corresponding liability for breach.

Article III If Party B uses the leased Premises as the business location for the intended establishment of a company and applies for a business license, the legal representative of that company shall be added as a co-lessee under this Contract and shall assume the joint and several liability for all obligations of the lessee under this Contract. After the establishment of the legal person of the company, the legal person shall affix its seal to confirm its status as a party to this Contract. If the legal person of the company fails to affix the seal within thirty (30) days after its establishment, Party A shall be entitled to rescind this Contract, reclaim the Premises, and require Party B to bear corresponding liability for breach.

Chapter II Lease Period and Related Expenses

Article IV Lease period:

4.1 The lease period for 200 Nanting Road shall be from January 1, 2020 to December 31, 2025. If Party B operates in compliance with regulations and does not affect government planning and construction, the lease can be renewed for one (1) year at a time. The rent shall be incremental, and the specific amount shall be negotiated and agreed upon by both parties.

Article V Delivery:

5.1 Party A shall deliver 200 Nanting Road to Party B according to the conditions as agreed herein before January 1, 2020, and Party B shall accept it.

Article VI Rent:

6.1 Rent for 200 Nanting Road:

6.1.1 The annual rent shall be RMB 1,800,000 (In Words: RMB One Million and Eight Hundred Thousand Yuan in Total), corresponding to the lease period from January 1, 2020 to January 1, 2021.

6.1.2 The rent shall be paid semi-annually, with payment to Party A ten (10) days before the expiry of each lease period, in the amount of RMB 900,000.00 (In Words: RMB Nine Hundred Thousand Yuan in Total).

6.2 The aforementioned rent shall include value-added tax (VAT) at a tax rate of / %. The tax rate shall be adjusted in accordance with Chinese relevant regulations. In case of an increase in the tax rate, the rent shall be correspondingly increased, and vice versa, without the need for separate agreement.

Article VII Rent payment and methods shall be carried out in accordance with the following Article 7.1 or 7.2.

7.1 Party B shall transfer the rent to Party A’s designated account, and Party A shall issue a receipt or invoice within ten (10) working days after receiving the payment.

7.2 Party B shall deposit the rent in “Settlement Pass Card” (Card No.)              /           , and Party A shall issue a receipt or invoice within ten (10) working days after successful deduction.

7.3 Party B shall pay the due rent to Party A’s designated account within              /           working day(s) after receiving the receipt or invoice issued by Party A.

7.4 If Party B fails to pay the rent, utility bills or other payable expenses in the manner specified above, Party A shall be entitled to refuse acceptance. If Party B fails to pay the due amount within the agreed payment period due to this reason, it shall be deemed to have constituted a late payment and shall bear the late fees and penalty for late payment.

7.5 Party B undertakes that it is a natural person with full capacity for civil conduct or a legally existing legal entity and has obtained any and all the necessary authorization to sign this Contract. Party B’s signing of this Contract will not violate any laws, regulations, effective contracts, or other legal documents. The relevant information of Party B for the issuance of VAT invoices is as follows:

(1) Company Name: Shanghai TKE Zhenbiao Container Freight Transport Limited;

(2) Taxpayer’s Identification No.:;

(3) Registered Address: Room 4327, Building 4, 1458 Shuichan Road, Baoshan District, Shanghai;

(4) Phone: 56449295;

(5) Account Bank: Bank of China Gaojing Sub-branch, Shanghai;

(6) Account No.:

7.6 If Party B applies for a business license for the use of the leased Premises as a business location, Party A will issue VAT invoices according to the following agreement:

(1) Prior to the completion of Party B’s business license, Party A shall issue a VAT invoice to Party B with the natural person lessee of this Contract as the purchaser of the VAT invoice;

(2) Upon completion of Party B’s business license, Party A shall issue a VAT invoice to Party B with the legal person lessee of this Contract as the purchaser of the VAT invoice.

7.7 Party B shall provide Party A with the information for issuing VAT invoices within thirty (30) days after the completion of the business license. If Party B fails to submit the information for issuing VAT invoices to Party A within the specified time limit, Party B shall bear any and all adverse consequences arising therefrom.

Article VIII The deposit shall be RMB 10,000.00 (In Words: RMB Ten Thousand Yuan in Total), and the performance bond shall be RMB 10,000.00 (In Words: RMB Ten Thousand Yuan in Total). Party B shall pay the deposit and the performance bond together with the first installment of rent.

If Party B incurs any safety accidents or violates the safety-related provisions of this Contract during the lease period, resulting in losses to Party A or third parties or incurring remediation costs, Party A shall be entitled to deduct such amounts directly from the performance bond. If the performance bond is insufficient to cover the aforementioned amount, Party B shall make up the deficiency within seven (7) days from the date of receiving notice from Party A. If Party B fails to make up the deficiency in a timely manner, Party A shall be entitled to rescind this Contract without assuming any liability for breach. After the termination of this Contract, Party A shall refund the remaining performance bond to Party B without interest after deducting the relevant expenses. Additionally, if Party A’s income is reduced during the lease period due to Party B’s business reasons, Party B voluntarily agrees to compensate Party A with six-month rent based on the aforementioned deposit.

In the event of premature termination or expiry of this Contract, Party A shall refund the full amount of the deposit to Party B without interest after Party B completes all procedures for returning the Premises, pays all outstanding amounts, and completes the cancellation procedures for all certificates and licenses related to the Premises. If Party B fails to pay the relevant outstanding amounts (including penalties), Party A shall be entitled to deduct them from the deposit. If the deposit is insufficient due to such deductions during the contract period, Party B shall make up the deficiency within thirty (30) days from the date of receiving notice from Party A. If Party B fails to make up the deficiency in a timely manner, Party A shall be entitled to rescind this Contract, and the remaining deposit shall not be refunded. Party A may also request Party B to pay a penalty (calculated as three times the monthly rent amount at the time of contract rescission).

Article IX Party B shall pay property management fees to Party A at the rate of RMB              /           (In Words:             /           ) per month, with payment methods and dates same as those of the rent. Any expenses advanced by Party A on behalf of Party B during the cooperation shall be reimbursed by Party B to Party A before the tenth (10th) day of the following month when the expenses occur.

Article X Communication fees, utility bills and gas fees shall be executed according to the following terms:

10.1 If Party B needs to apply for communication, water, electricity, or gas services within the Premises, Party B shall submit the application to Party A. Party A will apply to the relevant authorities under Party A’s name, and Party B shall bear all expenses related to the application. The electricity charge shall be RMB 1.5/kWh, and the water fee shall be RMB 5/ton.

10.2 If Party B needs to install individual meters for water/electricity/gas (water/electricity/gas) usage under Party A’s overall meter, Party A will apply for the meter under Party A’s name, and Party B shall bear the purchase and installation costs of the meters. Party B shall pay Party A the previous month’s usage fees based on actual consumption and the apportioned amount (the apportioned amount is subject to adjustment according to Chinese regulations) before the tenth (10th) day of each period (payment method as per Article VII hereof).

10.3 If Party B uses the independent communication/water/electricity/gas (communication/water/electricity/gas) services under Party A’s name, Party B shall, within five (5) working days after receiving Party A’s invoice or relevant receipts for the previous month, make payments to Party A for the previous month’s charges (payment method as per Article VII hereof) or provide Party A with the previous month’s payment receipts (copies) evidencing that it has already made payment to the relevant departments.

10.4 In cases of Article 10.2 or Article 10.3, where Party A handles the monthly water bill payment on behalf of Party B, Party B agrees to pay the corresponding management fee to Party A. The management fee shall be              /          % of Party B’s water fee (calculated based on the total of meter readings and the apportioned amount). Party B shall pay the management fee to Party A at the same time as the water fee (payment method as per Article VII hereof).

Chapter III Decoration, Property and Maintenance

Article XI Party B acknowledges the current condition of the Premises delivered by Party A and has the option to              /           (perform/not perform) decoration. Party B undertakes to restore the Premises to the condition in which they were delivered by Party A at the end of this Contract, and that any financial investments made by Party B during the term of use shall be unrelated to Party A and be considered Party B’s independent investments.

Article XII If Party B chooses to perform decoration after accepting the Premises, Party B shall pay Party A the decoration deposit of RMB              /           (In Words:              /          ) on the date of signing this Contract. Within seven (7) working days after the decoration is completed and accepted by Party A, Party A will fully refund the decoration deposit to Party B without interest. If Party B violates any provisions of this Contract during the decoration process, the decoration deposit will not be refunded.

Article XIII Party B shall not make unauthorized alterations, expansions, or additions to the Premises without Party A’s written consent.

Article XIV Party A shall ensure that Party B can smoothly enter for construction and shall cooperate in providing construction convenience after the delivery of the Premises. Party B shall bear the expenses for the decoration construction of the Premises and the addition of equipment and facilities under this Contract. Party B’s decoration construction and the addition of equipment and facilities shall meet the requirements for the use and safety of the Premises and shall not affect the use and safety of the Premises.

Article XV Party B shall comply with Party A’s construction management regulations. Before construction, Party B shall submit the construction scheme (including, but not limited to, layout drawings of the Premises’ decoration, signage, advertising renderings, pipeline drawings, drainage pipeline drawings, etc.) for review by Party A (if third-party review is required, Party B shall bear the cost). Construction may proceed only after Party A’s written approval.

Article XVI Party B shall submit a decoration audit (or evaluation) report issued by a qualified auditing agency to Party A within forty-five (45) days from the completion of the decoration construction. This report shall serve as a reference for compensation in case of premature termination of this Contract due to Party A’s reasons and for compensation related to Party B’s decoration and additions.

Party A does not accept any other audit (or evaluation) reports submitted by Party B other than the aforementioned decoration audit (or evaluation) report. If Party B carries out additional decorations after the initial decoration, Party A will not recognize the associated decoration costs and will not compensate Party B for the decoration costs under any circumstances (including, but not limited to, premature termination of this Contract due to Party A’s reasons). If Party B fails to submit a decoration audit or evaluation report issued by a qualified auditing agency to Party A within the agreed time limit, Party B shall be deemed to have waived the value of the decorations, and Party A will not compensate Party B for the decoration.

Article XVII The depreciation period for decorations (including indivisible attached equipment of the Premises) shall be the same as the lease period specified in this Contract, with a maximum depreciation period of not exceeding four (4) years. Party A will no longer compensate Party B for decorations under the following circumstances:

(1) Upon expiry or termination of this Contract;

(2) In case of premature termination of this Contract;

(3) If this Contract is terminated prematurely due to Party B’s breach;

(4) If this Contract is terminated prematurely due to force majeure.

Article XVIII If Party A rescinds this Contract prematurely for reasons attributable to Party A, Party A shall compensate Party B based on the decoration audit (or evaluation) report submitted by Party B, taking into account the actual useful life of the decorations, and depreciating them according to the depreciation period specified in this Contract. Compensation to Party B will be calculated based on the remaining value of the decorations.

Article XIX Party B shall consciously comply with applicable laws, regulations and property management provisions during the decoration construction process. Party B shall ensure civilized and safe construction and take precautions to prevent accidents. Party B shall bear independent safety responsibility for the decoration of the Premises. In the event of any safety accidents during the Premises’ decoration, Party B shall bear full responsibility.

Article XX After the completion of decoration construction, Party B shall ensure that the Premises still meet the intended use and safety requirements specified in this Contract and comply with the relevant legal requirements for use and safety. Party B shall also ensure the unobstructed access to the original fire exits.

20.1 Party B must ensure that the brand of the fire-fighting equipment used is consistent with the brand of Party A’s main system and is mutually compatible. Additionally, the fire-fighting equipment must connect to Party A’s main system and remain in normal linkage. If any compatibility or linkage issues arise after connection, Party B must rectify them within the time limit specified by Party A, and Party B shall bear the related rectification costs. Fire-fighting devices, such as sprinklers and smoke detectors, installed by Party B must be approved by the fire department after inspection.

20.2 If modifications or additional fire-fighting facilities are necessary during the decoration due to business requirements, Party B shall be responsible for applying to the fire department, and ensuring compliance with their inspections. Party A will provide necessary assistance if required, and all associated costs shall be solely borne by Party B. Prior to signing this Contract, Party B has acknowledged that the Premises meet the actual requirements of its business operations. Apart from necessary cooperation during the procedural aspects, Party B will not request Party A to take any additional measures (including, but not limited to, alterations, modifications, additions, or installation of any other facilities) to meet Party B’s needs for fire inspection, acceptance and filing. If Party B fails to obtain approval, inspection, filing from the fire department due to Party B’s reasons or receives a notice of rectification or punishment from the fire department, Party A shall be entitled to immediately rescind this Contract without any form of compensation and/or indemnify. If Party B is unable to operate normally due to Party A’s reasons, Party A shall compensate for any and all losses incurred.

Article XXI To ensure safety, Party B shall properly store its belongings, refrain from storing hazardous materials, and take fire prevention and theft prevention measures. Party B shall arrange insurance for personal or collective property stored on the Premises, including third-party liability insurance related to its business, and report it to Party A. If Party B fails to purchase property insurance or third-party liability insurance, Party B shall bear the losses arising from this. In case of any safety accidents caused by Party B’s reasons, Party A shall be entitled to immediately rescind this Contract and demand Party B to pay penalties and compensation (the standards for penalty and compensation are stipulated in Article XXVIII hereof).

Article XXII Party A shall provide electricity, water and gas based on their current conditions, which Party B has acknowledged.

22.1 Electricity: The electricity capacity provided by Party A shall be ___/KVA. If Party B needs to increase capacity, Party B shall bear all expenses arising therefrom.

22.2 Water: The water supply provided by Party A is based on the current conditions. If Party B exceeds the planned water usage limit, Party B shall bear all expenses arising therefrom. In the case of fire-fighting water, the water fee will be settled according to the meter reading jointly confirmed by both parties and in accordance with the multiplier specified by the Shanghai Water Company.

22.3 Gas: The gas supply provided by Party A shall be              /          . If Party B needs to increase capacity, Party B shall bear all expenses arising therefrom.

Article XXIII Communication: Party B shall resolve this on its own and bear the associated costs.

Article XXIV Facilities and equipment (including, but not limited to, drainage, exhaust, smoke extraction, air conditioning, etc.) required for business operations shall be provided and borne by Party B. The equipment purchased by Party B shall comply with relevant national standards. Party B shall install and operate the additional equipment and facilities in a manner that does not disrupt neighboring parties. In the event that complaints or disputes arise due to the aforementioned reasons, Party A shall be entitled to participate in coordination. Party B shall bear the costs incurred by Party A in the coordination process and all expenses related to resolving the disputes.

Article XXV In case of non-human-caused failures in the power supply, water supply, gas supply, drainage, sewage, or other operational equipment and pipelines that Party B cannot repair and clear promptly, Party B may request emergency repairs from Party A. Party A may cooperate as the case may be. In cases of emergency maintenance by Party A, the expenses incurred (including, but not limited to, labor and material costs for equipment maintenance and sewage clearing) shall be borne by Party B.

Chapter IV Rights and Obligations of Both Parties

Article XXVI Rights and Obligations of Party A

26.1 Party A shall deliver the Premises to Party B in accordance with the provisions of this Contract.

26.2 Party A shall be entitled to collect rent, property management fees, and other related expenses from Party B in accordance with this Contract or relevant agreements. Party B shall make timely payments as agreed.

In the event that Party B breaches any payment obligation under this Contract or fails to perform other obligations as stipulated in this Contract, and still fails to rectify the situation within the specified time limit after being notified by Party A, Party A shall be entitled to take measures (including, but not limited to, disconnecting water and electricity supply to the Premises) to urge Party B to rectify the situation, until Party B completes the rectification according to Party A’s requirements. During the period when Party A takes such measures, Party B shall still make payments as stipulated in this Contract and shall bear any and all expenses incurred as a result (including, but not limited to, the cost of reconnecting water and electricity supply).

26.3 Party A shall pay taxes (such as property tax, land usage fees) incurred during the cooperation period due to property ownership (usage rights) and land usage rights, as well as maintenance expenses for structural damages to the Premises fort reasons not attributable to Party B.

26.4 Party A shall be entitled to supervise Party B’s proper use of the Premises, lawful operation, adherence to social ethics, and implementation of safety measures during the contract period. Party A also shall be entitled to issue rectification notices to Party B. Party B shall rectify the situation within seven (7) days of receiving such notices, inform Party A in writing, and accept Party A’s inspection. If Party B refuses to accept the rectification notice or refuses to rectify violations of the contract terms, Party A shall be entitled to rescind this Contract upon the expiry of the rectification period specified in the notice and request Party B to bear the corresponding liabilities for breach.

26.5 Party A shall be entitled to oversee that Party B conducts its operations in compliance with the national requirements for urban appearance, environmental protection, hygiene, fire safety, public order, regulations, and other relevant aspects. Regarding any rectification requirements and financial penalties that the competent authorities and supervisory agencies may impose on Party B for non-compliance with these requirements, if Party A advances the expenses, it shall be entitled to request reimbursement from Party B until the expenses are fully paid (including direct deductions from the deposit).

26.6 If Party B’s business activities within the leased Premises require relevant certificates and licenses (including, but not limited to, business licenses, hygiene licenses, etc.), Party B must obtain such certificates and licenses before commencing operations. Party B undertakes to operate within the scope specified in the permits and not engage in activities beyond the scope of the certificates and licenses. If Party B violates the above provisions, Party A shall be entitled to immediately rescind this Contract, take back the Premises, and if such actions result in losses to Party A, Party B shall also be liable for compensation.

26.7 For any equipment added or constructed by Party B itself, if the relevant competent authorities and management departments deem that it does not meet the requirements and must be rectified, and Party B delays or partially rectifies it but does not meet the requirements, Party A shall be entitled to rectify it directly, and all rectification costs shall be borne by Party B.

26.8 In case of disputes between Party B and adjacent parties arising from issues such as smoke exhaust, drainage, sewage, noise, passages, etc. during Party B’s business operation, Party A shall be entitled to proactively intervene in the dispute based on the feedback from adjacent parties, neighborhood committees, etc., and make decisions regarding compensation, repairs, or rectifications that Party B shall undertake. Party B shall fulfill these obligations and bear all associated costs for compensation, repairs or rectifications.

26.9 Party A may entrust a third party to exercise Party A’s rights under this Contract (including, but not limited to, issuing invoices, collecting rent, etc.). Party B shall cooperate upon receiving written notice from Party A.

26.10 If Party B intends to renew the lease, Party B shall submit a written renewal application to Party A at least ninety (90) days in advance (counting backward from the expiry date of this Contract). If Party A does not receive Party B’s renewal application or if Party B fails to submit a renewal application as stipulated in this Contract, it shall be deemed that Party B has no intention to renew the lease. Party A may then make preparations for re-leasing the Premises, including, but not limited to, accompanying potential successor lessees or relevant parties for on-site inspections, and Party B shall provide active cooperation.

26.11 In the event of Party B’s breach of this Contract, Party A shall be entitled to withhold the deposit.

Article XXVII Rights and obligations of Party B

27.1 Party B shall determine the business hours based on its business needs and the current environmental conditions in the vicinity, and inform Party A accordingly. Party B’s provisional business hours are set from              /         AM to              /         PM. Any temporary closures or suspensions of business by Party B during the lease period must be approved by Party A in advance.

27.2 Party B shall use the Premises correctly for the purpose as stipulated herein and conduct lawful business operations. Party B shall not alter the designated business purpose as specified herein, sublease or lend the Premises to others, or engage in any other form of indirect subleasing or lending (including, but not limited to, transferring operating rights or subcontracting). If Party B subleases or lends the Premises without authorization, Party A shall be entitled to immediately rescind this Contract and hold Party B liable for breach as stipulated in Article XXVIII hereof.

27.3 Party B shall pay the rent, property management fees, utility bills and other related expenses to Party A in accordance with the time limits and amounts as stipulated in this Contract or relevant agreements.

27.4 Party B shall adhere to business ethics, conduct business in a civilized manner, and maintain a good reputation. In the event of complaints or incidents arising from the goods sold or services provided by Party B, Party B shall actively and properly handle them in accordance with applicable laws and regulations. If personal injury or property damage occurs as a result, Party B shall compensate accordingly. If such incidents damage Party A’s reputation, Party B shall also compensate Party A. In this case, Party B’s actions shall be deemed as a breach of contract, and Party A may immediately rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof).

27.5 Party B shall not infringe upon the legal rights (including, but not limited to, right of personal or corporate name, right of portrait, trademark rights, agency rights, patent rights, etc.) of others. Party B shall not display or sell prohibited items as defined by laws and regulations. If Party B violates laws and regulations, it shall bear the corresponding legal consequences on its own. In such a case, Party A shall be entitled to immediately rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof).

27.6 Party B shall proactively enter into commitment letters with relevant authorities in areas such as “urban appearance”, “environmental protection”, “hygiene”, “fire safety” and “public order”, as well as establish “residential covenants” with neighboring residents, in order to gain support from various sectors of society. Party B shall diligently fulfill the obligations stipulated in the commitment letters and “residential covenants”. If Party B violates the commitments in the commitment letters or “residential covenants”, it shall be considered a breach of contract. In addition to the right to request Party B to rectify the breach, Party A shall be entitled to rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXIX hereof).

27.7 Party B must dispose of waste (including, but not limited to, domestic waste, scraps, etc.) generated from its operations in accordance with laws and regulations, and shall not pollute the surrounding environment. If Party B fails to comply with the disposal requirements as per laws and regulations, it shall be considered a breach of contract. In addition to the right to request Party B to rectify the breach, Party A shall be entitled to rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof).

27.8 Party B shall independently obtain the necessary certificates and licenses related to its business and shall not engage in unlicensed operations. Party B shall complete the application for the relevant certificates and licenses within ninety (90) days from the effective date of this Contract. If Party B fails to do so within the specified time limit, Party A shall be entitled to rescind this Contract prematurely, take back the Premises, and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof). Party B shall bear any and all consequences resulting from unlicensed operations. Party B shall not engage in business before obtaining all the necessary certificates and licenses. Additionally, before commencing actual operations, Party B shall proactively provide all the necessary certificates and licenses required for its business to Party A for the record.

27.9 Party B shall operate independently, bear its own profits and losses, and pay taxes in accordance with the law during the contract period.

27.10 Party B shall comply with the safety regulations related to fire safety and other safety laws and regulations, properly maintain the fire-fighting facilities provided by Party A, and equip itself with fire-fighting equipment such as fire extinguishers, and operate them proficiently. If the fire-fighting facilities provided by Party A are damaged, Party B shall compensate Party A at market value.

27.11 Party B shall undertake the repair and maintenance of the Premises on its own during the contract period, and ensure that the Premises meet the requirements for safe use. Party B shall not engage in mixed activities involving production, accommodation and warehousing within the Premises. If Party B violates relevant safety regulations and agreements, in addition to the right to request Party B to rectify the breach, Party A shall be entitled to rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof).

27.12 During the contract period, Party B shall comply with the reasonable rules for the use of the Premises as proposed by Party A, and shall comply with the management of Party A and the property management company authorized by Party A. If Party B’s improper use of the Premises affects Party A’s unified management of the relevant property, Party A or the property management company shall be entitled to request Party B to rectify the breaches. If Party B fails to rectify the breaches within the specified time limit, Party A shall be entitled to rescind this Contract and request Party B to pay the penalty and compensation (The standards for penalty and compensation are stipulated in Article XXVIII hereof).

27.13 During the lease of the Premises, Party B shall not engage in any of the following behaviors:

1) Engaging in the production of hazardous chemicals within the Premises and business location within the Inner Ring of Shanghai or in areas designated by district governments as prohibited for the production of hazardous chemicals;

2) Engaging in illegal activities such as pornography, gambling, or the production and sale of counterfeit or substandard products;

3) Establishing collective staff dormitories within buildings with operating activities, production workshops, or warehouses;

4) Blocking, sealing, or occupying evacuation routes and safety exits, illegally using special equipment, creating safety hazards;

5) Violating food safety regulations, engaging in illegal production, processing, manufacturing, storage, transportation, or sale of food;

6) Conducting operations in violation of operating procedures and safety management regulations;

7) Concealing safety hazards or failing to report accidents that have occurred; or

8) Engaging in other activities prohibited by laws and regulations.

27.14 If Party B intends to rescind this Contract prematurely, it shall submit a written application to Party A. Party B shall perform its obligations under this Contract for three (3) months after submitting the written application.

If Party A agrees to Party B’s premature rescission, it shall be entitled to request Party B to pay a penalty for premature rescission (calculated as three (3) times the monthly rent for the month in which this Contract is rescinded). Party A shall not compensate Party B for any decoration made to the Premises.

27.15 If Party B temporarily suspends its business for more than one (1) day but less than three (3) days, it must notify Party A in advance. If the temporary suspension exceeds three (3) days, Party B must obtain Party A’s prior consent. Failure to notify Party A or suspend business without Party A’s consent shall be considered a breach of contract. In this case, Party A shall be entitled to request Party B to pay a penalty, with the penalty amount being three (3) times the monthly rent for the month in which this Contract is terminated.

Chapter V Liability for Breach

Article XXVIII If Party B violates its obligations under this Contract or engages in any of the following behaviors during the contract period, Party A may immediately rescind this Contract, take back the Premises. In addition to the payment of outstanding fees, Party B shall also pay a penalty (calculated as three (3) times the monthly rent for the month in which this Contract is terminated) to Party A. Party A shall not compensate Party B for any decoration made to the Premises. If the penalty is insufficient to cover Party A’s losses, Party B shall make further compensation until Party A’s losses are fully covered.

28.1 Failure to pay rent, property management fees, or other related expenses for more than thirty (30) days without Party A’s written consent.

28.2 Subleasing or lending the Premises to others without Party A’s written consent or engaging in any form of subleasing or lending (including, but not limited to, transferring operating rights or subcontracting) without Party A’s consent.

28.3 Violating the agreed purpose of this Contract or engaging in illegal activities within the Premises.

28.4 Altering or damaging the structural integrity of the Premises without Party A’s written consent.

28.5 Engaging in illegal or non-compliant operations and refusing to comply with rectification requirements.

28.6 Committing acts of infringement.

28.7 Causing safety accidents for reasons attributable to Party B.

28.8 Violating commitment letters for “urban appearance”, “environmental protection”, “hygiene”, “public order”, “fire safety” or similar documents.

28.9 If Party B applies for a business license, it fails to add the legal person of that business license as a co- lessee within thirty (30) days of obtaining the business license.

28.10 Overdue payment or arrears of communication fees, utility bills, gas fees or other expenses for more than thirty (20) days.

Article XXIX If Party B is late in paying rent, it shall also pay a late fee. The late fee shall be calculated at a daily rate of one-thousandth (1‰) of the unpaid rent amount, starting from the day following the last payment date specified in this Contract until the actual date of payment.

Article XXX In the event of premature rescission of this Contract by Party A as agreed, if Party B has unpaid fees, Party B undertakes to hand over its property within the Premises to Party A for disposal. Party A may sell or auction the property and offset the proceeds against Party B’s unpaid fees. If the proceeds are insufficient to cover Party A’s losses, Party B shall continue to make payments until the losses are fully covered. When necessary, Party A may also take measures such as sealing the Premises and property therein to prevent Party B from transferring its property or damaging Party A’s interests.

Article XXXI If this Contract is rescinded prematurely or expires without renewal, Party B shall return the Premises to Party A within five (5) days (starting from the day after the rescission or expiry date).

If Party B is late in returning or refuses to return the Premises, it will constitute a breach of contract. In this case, Party A may unilaterally decide to take back the Premises and request Party B to pay a penalty (calculated as three (3) times the monthly rent for the month in which this Contract is terminated) and related expenses (including, but not limited to, the usage fees of Premises, the expenses incurred by Party A in taking back the Premises, and Party A’s related losses).

If Party B is late in returning the Premises or refuses to return them, Party B shall also pay the usage fees of the Premises (from the day after the date Party B should have returned the Premises to the actual date of return). The monthly usage fee of the Premises shall be calculated as three (3) times the monthly rent for the month in which this Contract is terminated. For periods less than one (1) calendar month, the usage fee of the Premises shall be calculated using the formula: Monthly usage fee of the Premises * 12/365 * number of days actually occupied by Party B.

If Party A takes back the Premises by itself, Party B shall be deemed to have waived all its property within the Premises.

If Party B returns the Premises to Party A, Party B shall follow the provisions of Articles XXXVI and XXXVII hereof. Additionally, if Party A requests Party B to remove any decoration or additional equipment added by Party B within the Premises upon return, Party B shall comply. If Party B refuses to remove them, Party B shall bear the associated costs, and Party A may also deduct the corresponding expenses from the deposit.

During the period when Party B occupies the Premises without permission, Party A shall be entitled to stop providing water, electricity, gas and other facilities, and Party B shall bear any and all consequences arising therefrom.

Article XXXII If Party B no longer leases the Premises, it shall complete the deregistration procedures related to the Premises’ licenses within thirty (30) days (starting from the day after the premature rescission or expiry date of this Contract). Party B shall also submit relevant documents of changes or deregistration to Party A for the record. If Party B fails to complete the deregistration procedures in a timely manner, it shall be considered a breach of contract. Party A shall be entitled to offset the penalty against Party B’s deposit. If the deposit is insufficient to cover the penalty, Party B shall continue to pay until the penalty is fully paid.

Article XXXIII In case of disputes arising from Party B’s performance of this Contract that lead to litigation, the party identified as the breaching party in effective legal documents shall bear not only the breach liability and compensation but also the litigation costs incurred by Party A (including, but not limited to, attorney fees, transportation fees, investigation fees, etc.).

Chapter VI Miscellaneous

Article XXXIV Disclaimer: If the Premises are damaged and cannot be used further due to natural disasters such as earthquakes or typhoons during the contract period, Party A shall be responsible for repairs or reconstruction. During this period, both parties will not be held liable for each other, and the calculation of the lease period will be suspended. Once the Premises are restored for use, the lease period calculation will resume, and the contract period shall be correspondingly extended. If this Contract cannot continue to be performed due to reasons beyond Party A’s control, such as national policies, urban planning, demolition and relocation, comprehensive housing renovation, government urban beautification projects, government macro adjustments or renovations, or third-party reasons, this Contract may be rescinded prematurely, and both parties shall not be held liable for each other. Party B shall not claim any relocation compensation or other fees from Party A for any reason.

Article XXXV Party B shall actively cooperate and participate in large-scale events organized by Party A during the contract period. Party B shall report to Party A in advance any marketing activities organized by Party B.

Article XXXVI If Party B returns the Premises to Party A as stipulated in this Contract, Party B shall move out all items, and restore the Premises to their original condition (excluding normal wear and tear), without damaging the Premises. Party B shall also return in good condition any ancillary facilities or equipment provided by Party A. Party B shall compensate for any damages. The facilities, equipment and decorations left on the Premises shall be transferred to Party A at no cost. If Party A discovers any items left on the Premises after Party B has returned the Premises, they shall be considered abandoned by Party B, and Party A shall be entitled to dispose of them.

Article XXXVII When Party B returns the Premises to Party A as stipulated in this Contract, the handover procedures for the Premises, facilities and equipment shall be handled in accordance with the provisions of Article 1.4 hereof. If Party B fails to handle the handover procedures, Party B shall be responsible for the safekeeping of the Premises, facilities and equipment.

Article XXXVIII Party B acknowledges that it has inspected the Premises on the day of signing this Contract, confirmed that they are suitable for the intended purpose and in a usable condition, and has no objections to the condition of the Premises and the surrounding area.

Article XXXIX The “residential covenants” and commitment letters for “urban appearance”, “environmental protection”, “hygiene”, “public order” and “safety” with neighboring residents, environmental protection agencies, police stations, fire departments, health authorities, and other relevant government agencies and management departments shall be attached to this Contract.

Article XL Party B shall pay Party A the earnest money of RMB             /         (In Words:             /        ) on the day of signing this Contract. If Party A fails to deliver the Premises as scheduled, it shall double refund the earnest money. If Party B fails to take possession of the Premises as scheduled, Party A will not refund the earnest money. If both parties complete the handover of the Premises on schedule, the earnest money shall offset against the rent or deposit.

Article XLI This Contract is without (with/without) guarantee. The guarantor             /           provides a guarantee for Party B’s performance of this Contract. The guarantee period shall be for the contract period and two (2) years from the completion of this Contract. If Party B fails to perform the payment obligations or other obligations specified in this Contract during the guarantee period, Party A shall be entitled to request the guarantor to perform the obligations.

Article XLII In the event of a dispute during the performance of this Contract, Party A’s relevant departments and Party B shall engage in negotiations firstly. Such negotiations can be conducted using the mailing addresses and contact methods as specified in Article XLIII below. In case the negotiations fail, the dispute shall be under the jurisdiction of the people’s court at the location of the Premises.

Article XLIII After the signing of this Contract, correspondences sent by each party to the following addresses shall be deemed served. If any party changes its address or contact information, it shall notify the other party in writing within thirty (30) days from the date of the change. Otherwise, it shall bear the adverse consequences of interrupted communication.

Party A’s Mailing Address:              /           ; Contact Phone:          /         .

Party B’s Mailing Address: Room 1801, Lane 6, 3508 Yixian Road, Baoshan District; Contact Phone: 56449295.

Guarantor’s Mailing Address:          /           ; Contact Phone:          /           .

Article XLIV Other agreed provisions:

44.1 If Party A fails to deliver the Premises as scheduled due to the delay in vacating by the previous occupant, it shall not be considered a breach of contract by Party A;

44.2 The construction and permit application for drainage and sewage infrastructure for the Premises shall be applied for by Party B under Party A’s name (with Party B’s cooperation), and all related expenses shall be fully borne by Party B (Party A has already partially borne the expenses in the form of rent discounts in the first rent payment);

44.3 After taking over the Premises in their current condition, Party B shall be responsible for the removal of all remaining garbage on the Premises and fully bear the associated expenses (Party A has already partially borne the expenses in the form of rent discounts in the first rent payment).

Article XLV Either party shall comply with the applicable laws and regulations of the People’s Republic of China regarding anti-commercial bribery, and shall not seek, accept, provide, or give benefits outside this Contract to each other, their personnel, or other related individuals. Either party shall not engage in bribery or corruption.

If Party A’s personnel engage in acts of commercial bribery as described above, Party B shall be entitled to report to Party A or relevant authorities. If Party B engages in acts of commercial bribery as described above, Party A shall be entitled to rescind this Contract and report to relevant authorities.

If Party A rescinds this Contract due to Party B’s acts of commercial bribery, Party B shall, in addition to paying all outstanding fees, also pay a penalty (the penalty amount shall be three (3) times the monthly rent amount at the time of contract rescission) to Party A.

Article XLVI For any matters not covered herein, both parties may sign a supplementary agreement through consensus. The supplementary agreement shall bear the same legal effect as this Contract. In the event of any conflict between the supplementary agreement and this Contract, the provisions of the supplementary agreement shall prevail. This Contract shall be made in quadruplicate (4), with each party holding two (2) copies respectively. This Contract shall take effect upon both parties affixing their signatures and seals thereto.

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Party A:	Party B:

Legal Representative or Authorized Person:	Legal Representative or Authorized Person: Yu Jinbiao

Signed on: Month/Day/Year	Signed on: January 2, 2020

Seal: Contract Seal of Shanghai Dejin Logistics Co., Ltd.	Seal: Shanghai TKE Zhenbiao Container Freight
Transport Limited